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                                                                   EXHIBIT 99(b)


Myers Industries Completes French Acquisition

AKRON, Ohio--Feb. 4, 1999--Myers Industries, Inc. (AMEX:MYE) today announced it has completed the acquisition of Allibert Equipment, the plastic material handling division of Sommer Allibert, a publicly traded French company.

"We establish an immediate and significant international presence for our Company with this acquisition," said Stephen E. Myers, president and CEO. "The purchase provides us with excellent competitive tools for sustainable long-term growth."

Jean Paul Lesage, managing director of Allibert Equipment, will continue to lead Myers' new European operations.

Myers Industries, Inc. is a manufacturer of polymer and metal products for industrial, commercial, and consumer markets, and the largest wholesale distributor of tools, equipment, and supplies for the tire service and automotive underbody repair industry in the United States.

Contact:

     Myers Industries, Inc.
     Gregory J. Stodnick, 330/253-5592
     Vice President, Finance